UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2022 (July 22, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	n/a	n/a

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 8, 2022, Armstrong Flooring, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiaries Armstrong Flooring Latin America, Inc., a Delaware corporation (“AFI Latin America”), Armstrong Flooring Canada Ltd., a British Columbia corporation (“AFI Canada”), and AFI Licensing LLC, a Delaware limited liability company (“AFI Licensing” and, together with the Company, AFI Latin America and AFI Canada, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The chapter 11 cases are being administered under the caption In re Armstrong Flooring, Inc., et al. (Case No. 22-10426) (the “Chapter 11 Cases”).

As previously disclosed, following evaluation of all qualified bids and other proposals received for the assets of the Company, the Company entered into: (a) a binding Asset Purchase Agreement (the “North America Purchase Agreement”), dates as of July 10, 2022, by and among the Debtors and a consortium of buyers consisting of AHF, LLC, a Delaware limited liability company (“AHF”), and Gordon Brothers Commercial & Industrial, LLC, a Delaware limited liability company (together with AHF, the “North America Consortium Buyers”) for the sale of substantially all of the Company’s North American assets for a purchase price of $107 million in cash (subject to certain adjustments) and assumption of certain specified liabilities, including certain cure claims and certain equipment leases; (b) a binding Asset Purchase Agreement (the “Australia Purchase Agreement”), dated as of July 11, 2022, by and among the Company and Armstrong Flooring Pty Ltd, an Australian company limited by shares (“AFI Australia”, and collectively with the Company, the “Australia Sellers”), and Braeside Mills Investments Pty Ltd, Gippsland Lakes Victoria Holdings Pty Ltd, and HS McKendrick Family Nominees Pty Ltd as trustee of the Mills Unit Trust (collectively, the “Cowes Bay Buyers”), for the sale of substantially all of AFI Australia’s assets for a purchase price of $31 million in cash and the assumption of certain specified liabilities; and (c) a Stock Purchase Agreement (the “Asia Purchase Agreement”, and collectively with the North America Purchase Agreement and the Asia Purchase Agreement, the “Purchase Agreements”), dated as of July 11, 2022, by and between the Company and Zhejiang GIMIG Technology Co., Ltd., a company established under the laws of the People’s Republic of China (“Giant Buyer”), pursuant to which Giant Buyer will purchase the equity interests of Armstrong Flooring Hong Kong Limited, a private company limited by shares incorporated in Hong Kong and wholly owned subsidiary of the Company, for a purchase price of $59 million in cash. The Purchase Agreements were approved by the Bankruptcy Court on July 13, 2022.

On July 25, 2022, the Company consummated the transactions contemplated by the North America Purchase Agreement and closed on the sale of substantially all of its North America assets to the North America Consortium Buyers (the “Closing”). The Company continues to cooperate with the Bankruptcy Court and work alongside its secured creditors to continue operating its business in Asia and Australia while it finalizes all details and closes the remaining sale transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, in connection with the Chapter 11 Cases and the Closing, Brent A. Flaharty departed from his position as Senior Vice President and Chief Customer Experience Officer of the Company.

On July 22, 2022, in connection with the Chapter 11 Cases and the Closing, Amy P. Trojanowski, CPA departed from her position as Senior Vice President and Chief Financial Officer of the Company.

On July 22, 2022, in connection with the Chapter 11 Cases and the Closing, John Bassett departed from his position as Senior Vice President and Chief Human Resources Officer of the Company.

On July 22, 2022, in connection with the Chapter 11 Cases and the Closing, Phillip Gaudreau departed from his position as Vice President and Controller of the Company.

On July 22, 2022, in connection with the Chapter 11 Cases and the Closing, David E. Thoresen departed from his position as Vice President of Business Development of the Company.

Cautionary Information Regarding Trading in the Company’s Securities.

As described in greater detail in Item 2.01 above, the Company has sold substantially all of its North American assets and it has agreed to sell substantially all of its assets outside of North America pursuant to the Asia Purchase Agreement and the Australia Purchase Agreement. Following consummation of these sales, the Company is expected to be wound down. Holders of the Company’s equity securities will likely be entitled to no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value to be realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: July 29, 2022

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